稅務局
印花稅署
香港灣仔告士打道5號 稅務大樓3樓

電話號碼 Tel. No.: 2594 3201
傳真號碼 Fax No.: 2519 6740

INLAND REVENUE DEPARTMENT
STAMP OFFICE
3/F, Revenue Tower, 5 Gloucester Road,
Wan Chai, Hong Kong.
網址 Web site : www.ird.gov.hk
電郵 E-mail : taxsdo@ird.gov.hk

印花證明書 STAMP CERTIFICATE

此印花證明書是按《印花稅條例》發出，具有與傳統印花相等的法律地位
This stamp certificate is issued under the Stamp Duty Ordinance
and has the same legal status as conventional stamp
(此證明書必須夾附於下列文書上，作為已加蓋印花的證明。This certificate must be attached to the instrument shown below as evidence of stamping.)

HONG KONG
印花 $5 香港
STAMP DUTY PAID

文書編號 Instrument Ref. No.:	1-21-024510-0-1-7
文書性質 Nature of Instrument:	租約 Lease
文書簽立日期 Date of Instrument:	04/05/2020 (日 Day / 月 Month / 年 Year)
租金總額 Total Rent:	$448,804.00
年期 Term (如適用 If applicable):	由 From: 04/05/2020 至 To: 31/05/2022
物業地址 Property Address:	Office 08 on 22nd Floor, China Shipbuilding Tower, No.650 Cheung Sha Wan Road, Kowloon KL
有關人士姓名及身份 Name and capacity of parties:	**業主 Landlord(s):** (1) Great Honest Creation Limited **租客 Tenant(s):** (1) Grand World Pro Limited

茲證明上述文書已加蓋印花 / 簽註如下:
This is to certify that the above instrument is stamped / endorsed as below:

印花證明書編號 Stamp Certificate No.	: 21-1-0048624-0
加蓋印花日期 Date of Stamping	: 06/05/2020 (日Day/月Month/年Year)
已付印花稅 Stamp Duty Paid	: $5.00
付款方式 Payment Method	:支票 Cheque

簽註/表明 Endorsement / Denotation:
- 複本或對應本：文書正本已加蓋印花
  Duplicate or Counterpart; Original stamped with:
  $1,081.00

印花稅署署長 黃權輝
WONG Kuen-fai
Collector of Stamp Revenue

你可於 www.gov.hk/estamping 核對此證明書的真確性
You may check the authenticity of this certificate at www.gov.hk/estamping

稅務局
印花稅署
香港灣仔告士打道5號 稅務大樓3樓

電話號碼 Tel. No.: 2594 3201
傳真號碼 Fax No.: 2519 6740

INLAND REVENUE DEPARTMENT
STAMP OFFICE
3/F, Revenue Tower, 5 Gloucester Road,
Wan Chai, Hong Kong.
網址 Web site : www.ird.gov.hk
電郵 E-mail : taxsdo@ird.gov.hk

印花稅 STAMP DUTY
繳付印花稅通知書 STAMP DUTY PAYMENT NOTICE

發出日期 Date of Issue: 05/05/2020 (日 Day / 月 Month / 年 Year)

稅單號碼 Charge Number: 1-21-1-0026549-7

電子付款專用的收款帳號 **Shroff Account Number** for electronic payments: 121100265497

文書編號 Instrument Ref. No.:	1-21-024510-0-0-0		
申請加蓋印花日期 Stamping Request Date:	05/05/2020 (日 Day / 月 Month 年 Year)		
物業地址 Property Address:	Office 08 on 22nd Floor, China Shipbuilding Tower, No.650 Cheung Sha Wan Road, Kowloon KL		
文件數目 No. of Document(s):	文書正本 Original Instrument 複本 Duplicate		1 1
應繳印花稅 Stamp Duty Payable:	文書正本 Original Instrument 複本 Duplicate	$ $	1,081.00 5.00
物業管理服務條例(第 626 章)下應繳徵款 Levy Payable Under The Property Management Services Ordinance (Cap. 626):		$	0.00
應繳付總額 Total Amount Payable:		$	**1,086.00**
繳稅日期 DUE DATE FOR PAYMENT:	**03/06/2020**	(日 Day 月 Month / 年 Year)	

印花稅署署長 黃權輝
WONG Kuen-fai
Collector of Stamp Revenue

有關繳款辦法詳情，請瀏覽本局網頁 For details of payment instructions, please visit our web site:
< www.ird.gov.hk >

注意事項 Note:
有關付款首先會被用作繳付印花稅，直至印花稅繳清，才繳付徵款。
Stamp duty is accorded priority to receive payment, and only until stamp duty liability has been settled, then towards the levy.
如以支票付款，支票須在首次提交予付款銀行獲得兌現，否則根據此繳款而發出的印花證明書及徵款繳費將無效。
For cheque payment, the cheque should be honoured on the first presentation to the drawee bank. Otherwise, the stamp certificate issued and payment of levy in respect of this cheque payment will become invalid.

機印所示金額收訖 RECEIVED the sum imprinted as shown
20615 06/05/20 26KCL 000044 CHQ $1,086.00 S

I.R.C.表格第 3512 號
IRC 3512

Tenancy Agreement
租約

An Agreement made the day of , between the Landlord and the Tenant as more particularly described in Schedule I.
此合約由業主及租客(雙方資料詳列於附表一)於 2020 年 05 月 04 日訂立。

The Landlord shall let and the Tenant shall take the Premises for the Term and at the Rent as more particularly described in Schedule I and both parties agree to observe and perform the terms and conditions as follows:-
業主及租客雙方以詳列於附表一的租期及租金分別租出及租入詳列於附表一的物業，並同意遵守及履行下列條款：-

1. The Tenant shall pay to the Landlord the Rent in advance on or before the first day of each and every calendar month during the Term. If the Tenant shall fail to pay the Rent within 7 days from the due date, the Landlord shall have right to institute appropriate action to recover the Rent and all costs, expenses and other outgoings so incurred by the Landlord in relation to such action shall be a debt owed by the Tenant to the Landlord and shall be recoverable in full by the Landlord.
租客須在租期內每月份的第一天或之前上期繳付指定的租金予業主。倘租客於應繳租金之日的七天內仍未清付該租金，則業主有權採取適當行動追討租客所欠的租金而由此而引起的一切費用及開支將構成租客所欠業主的債項，業主將有權向租客一併追討所欠款項全數。

2. The Tenant shall not make any alteration and / or additions to the premises without the prior written consent of the Landlord, which consent shall not be unreasonably withheld.
租客在沒有業主書面同意前，不得對該物業作任何改動及/或加建，惟業主不得無理拒絕給予租客有關的同意書。

3. The Tenant shall not assign, transfer, sublet or part with the possession of the Premises or any part thereof to any other person. This tenancy shall be personal to the Tenant named herein.
租客不得轉讓、轉租或分租該物業或其任何部分或將該物業或其任何部分的佔用權讓予任何其他人等。此租約權益將為租客個人擁有。

4. The Tenant shall comply with all ordinances, regulations and rules of Hong Kong and shall observe and perform the covenants, terms and conditions of the Deed of Mutual Covenant and Sub-Deed of Mutual Covenant (if any) relating to the Premises. The Tenant shall not contravene any negative or restrictive covenants contained in the Government Lease(s) under which the Premises are held from the Government.
租客須遵守香港一干法律條例和規則及該物業所屬的大廈有關的公契內的條款。租客亦不可違反屬該物業地段內的官批地契上的任何制約性條款。

5. The Tenant shall during the Term pay and discharge all charges in respect of water, electricity, gas and telephone and other similar charges payable in respect of the Premises.
租客須在租約期內清繳一切有關該物業的水費、電費、煤氣費、電話費及其他類似的雜費等。

6. The Tenant shall during the Term keep the interior of the Premises in good and tenantable repair and condition (fair wear and tear and damage caused by inherent defects excepted) and shall deliver up vacant possession of the Premises in the same repair and condition on the expiration or sooner determination of this Agreement.
租客須在租約期內保持物業內部的維修狀態良好(自然損耗及因固有的缺陷所產生的損壞除外)並須於租約期滿或終止時將物業在同樣的維修狀態下交吉回業主。

7. The Tenant shall pay to the Landlord the Security Deposit set out in Schedule I for the due observance and performance of the terms and conditions herein contained and on his part to be observed and performed. Provided that there is no antecedent breach of any of the terms and conditions herein contained, the Landlord shall refund the Security Deposit to the Tenant without interest within 30 days from the date of delivery of vacant possession of the Premises to the Landlord or settlement of any outstanding payment owed by the Tenant to the Landlord, whichever is later. If the Rent and/or any charges payable by the Tenant hereunder or any part thereof shall be unpaid for seven (7) days after the same shall become payable (whether legally demanded or not) or if the Tenant shall commit a breach of any of the terms and conditions herein contained, it shall be lawful for the Landlord at any time thereafter to re-enter the Premises whereupon this Agreement shall absolutely determine and the Landlord may deduct any loss or damage suffered by the Landlord as a result of the Tenant's breach from the Security Deposit without prejudice to any other right of action or any remedy of the Landlord in respect of such breach of the Tenant.

   租客須交予業主保証金(金額如附表一所列)作為保証租客遵守及履行此租客所需遵守及履行的條款的按金。若租客在租期內並無干犯此合約內任何條款，則業主須於收回交吉的物業或一切租客欠款後(以較遲者作準)三十天內無息退還該保証金予租客。但若租客拖欠根據此合約需要支付的租金及/或其他款項起過七天(無論有否以法律行動追討)或若租客違反此合約內任何條款，業主可合法收回該物業而此租約將立即被終止；業主可從保証金內扣除因租客違約而令業主所受的損失，而此項權利將不會影響業主因租客違約而可採取的其他合法行動的權利。

8. Provided the Tenant shall have paid the Rent and other outgoings on the days and in the manner herein provided and observe and perform the terms and conditions herein contained and on the Tenant's part to be observed and performed, the Tenant shall peacefully hold and enjoy the Premises during the Term without any interruption by the Landlord.
若租客按時清繳租金和雜費及沒有干犯此合約內任何條款，則業主不得在租約期內干擾租客享用該物業。

9. The Landlord shall keep and maintain the structural parts of the Premises including the main drains, pipes and cables in proper state of repair Provided that the Landlord's liability shall not be incurred unless and until written notice of any defect or want of repair has been given by the Tenant to the Landlord and the Landlord shall have failed to take reasonable steps to repair and remedy the same after the lapse of a reasonable time from the date of service of such notice.
業主須保養及適當維修該物業內各主要結構部分(包括主要的排污渠、喉管和電線)。唯業主須在收到租客的書面要求後才會有責任在合理時限內將有關損壞維修妥當。

10. The Landlord shall pay the Property tax payable in respect of the Premises.
業主負責繳付有關該物業的物業稅。

11. The Stamp Duty payable on this Agreement in duplicate shall be borne by the Landlord and the Tenant in equal shares.
業主及租客各負責屬此合約一式兩份的印花稅一半費用。

12. The Landlord and the Tenant agree to be bound by the additional terms and conditions contained in Schedule II (if any).
業主及租客雙方同意遵守附表二內的附加條款(如有的話)。

13. If there is any conflict between the English version and the Chinese version in this Agreement, the English version shall prevail.
此合約內的英文文本與中文文本存有差異時，將以英文文本為準。

Received the Security Deposit + the rent for first month of HK$56,100 + $18,700 by the Landlord

業主收到租客所交的保証金 + 首月之租金$18,700

港幣 伍萬陸仟壹佰元正 + 壹萬捌仟柒佰元正 DBS支票 000051

Received ______ key(s) of the Premises by the Tenant

租客接收業主所交屬物業的鎖匙

共__________條：

Confirmed and Accepted all the terms and conditions Contained herein by the Landlord :
業主確認及接受這合約內所有條款的約束：

HK ID Z911735(4) B.R.NO. 66940216
香港身份証 / 商業登記証號碼

Confirmed and Accepted all the terms and conditions contained herein by the Tenant :
租客確認及接受這合約內所有條款的約束：

PASSPORT NO. A4102X403 / B.R. NO. 62798172
護照 / 商業登記証號碼

Schedule I
附表一

The Premises 物業	:	OFFICE 08 ON 22ND FLOOR CHINA SHIPBUILDING TOWER NO. 650 CHEUNG SHA WAN ROAD KOWLOON
The Landlord 業主	:	GREAT HONEST CREATION LIMITED whose *address / registered office is situate at 其通訊地址 / 註冊地址為
Telephone No. 電話	:	黃小姐 97777437
The Tenant 租客	:	GRAND WORLD PRO LIMITED whose *address / registered office is situate at 其通訊地址 / 註冊地址為
Telephone No. 電話	:	Natalie Lai 95828854
Term / 租期	:	From 由 04/05/2020 To 至 31/05/2022 (both days inclusive) (包括首尾兩天)
Rent / 租金	:	HK$18,700 per month (exclusive of Government Rent, Rates and Management Fees) 每月為港幣壹萬捌仟柒佰元正(不包括地租、差餉及管理費)
Security Deposit 保証金	:	HK$56,100 港幣伍萬陸仟壹佰元正

Schedule II
附表二

1. User 用途

The Tenant shall not use or permit to be used the Premises or any part thereof for any purpose other than for OFFICE purpose only. [P. S. – Please select one item : e.g. residential / commercial / office / shop / industrial]

租客除將該物業作 OFFICE 用途外，不可將該物業或其任何部份作其他用途。[備註 – 請選一項：例如：住宅 / 商業 / 辦公室 / 商店 / 工業]

2. Miscellaneous Payments 雜項費用

a) The Tenant shall be responsible for the following payments payable in respect of the Premises during the Term :

租客在租期內負責下列費用：

*(a) Management fee : 管理費	HK$1,997 Paid by Tenant : HK$1,997 租客支付	(at current rate) (per month) (subject to revision from time to time) (每月以現金額為準) (將會不時調整)
*(b) Government Rates : 差餉	Paid by Tenant : 租客支付	(subject to actual amount demanded by the Government) (每季以政府實收者為準)

*(c)	Government Rent 地租	: Paid by Tenant : 租客支付	(subject to actual amount demanded by the Government) (每季以政府實收者為準)
(d)	Air-Conditioning Charges 冷氣費	: Paid by Tenant : 租客支付	(at current rate) (per month) (subject to revision from time to time) (每月以現金額為準) (將會不時調整)*delete where

*delete where inapplicable.
刪去不適用者

3. Rent Free Period 免租期

The Tenant shall be entitled to a rent free period from the 04/05/2020 to 31/05/2020 (both days inclusive) provided that the tenant shall be responsible for the charges of the Government Rent , Government Rates , management fees, water, electricity, telephone and other outgoings payable in respect of Premises during such rent free period.

租客可享有 28 天免租期（由 04/05/2020 至 31/05/2020 ）（包括首尾兩天）但租客需負責繳付免租期內一切地租、差餉、管理費、水、電及電話費用及一切雜費支出。

4. Others 其他

1) **Landlord shall deliver Premises on an " As is " basis for handover (Please find the attached pictures) .**
業主按現狀將該單位交給租客使用(請參照附加相片)。

2) **Directory Board , insurance, electricity, water and other miscellaneous charges are all the responsibility of the tenant.**
水牌 、保險、電費、水費等雜費均由租客自行負責；

3) **Tenants cannot do illegal business**
租客不可以做犯法業務

4) **Tenant should reinstate back to original conditions before the expiry of the agreement. Otherwise Landlord can charge the repair or any touch up cost to tenant for the reinstatement.**
退租時, 租客要還原現狀, 否則業主可以向租客收取還原費用

5) **The first payment paid by the tenant as is the signing the Tenancy Agreement of the monthly rent $18,700, which is used to pay the rent in June. The tenant should be starts to pay the rent on or before 01/07/2020.**
租客簽租約時支付的首月租金$18,700, 是用於繳付 6 月份的租金，租客由 01/07/2020 或之前開始繳交租金 。